EXHIBIT 10.4


                          MANAGEMENT SERVICES AGREEMENT


          This Management Services Agreement is made as of 11:59 p.m. September 30, 2003 ("Effective Date") between Caprius, Inc., (the "Provider") and Strax Institute, Inc., (the "Manager").

                              W I T N E S S E T H :

          WHEREAS, the Provider is in the business of providing mammography and bone densitometry services in the State of Florida ("Provider Services"); and

          WHEREAS, the Manager owns assets and employs personnel that Provider can utilize to furnish mammography services, and further, Manager has expertise in the management and administration of mammography providers; and

          WHEREAS, the Provider desires to engage the Manager to provide, and the Manager agrees to provide, (i) the space, equipment and personnel necessary for Provider to furnish mammography and bone densitometry services; and (ii) administrative services (collectively, "Manager Services"), on the terms and conditions hereinafter described.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                     SERVICES TO BE PROVIDED BY THE MANAGER

     SECTION 1.1 LEASE OF SPACE AND PROVISION OF SUPPLIES AND EQUIPMENT. During the Term, the Manager hereby agrees to provide to the Provider for its provision of the Provider Services, the office space described on Exhibit A attached hereto (the "Premises"). The Manager shall be responsible for all costs in connection with the rent, maintenance, utilities, repairs and real estate taxes incurred in connection with, and all such other expenses associated with, the operation of the Premises.

          1.1.1 The Provider shall use the Premises only for the provision of the Provider Services. The Provider shall comply with all applicable rules and regulations of governmental bodies having jurisdiction over the Provider with respect to the provision of the Provider Services at the Premises.

          1.1.2 The Manager, at its cost, has agreed to provide the furniture, fixtures and furnishings at the Premises listed on Schedule A-1 attached hereto (the "Furniture").


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          1.1.3 The Manager shall provide to the Provider, at its cost, for use at the Premises, all medical equipment reasonably necessary to accommodate the Provider's provision of the Provider Services (collectively, the "Equipment"). The Equipment at the Premises as of the date hereof is described on Schedule A-2 attached hereto. The Manager shall arrange and pay for necessary maintenance and servicing of the Equipment either through maintenance contracts or on an "as needed" basis. If any items of Equipment, from time to time, become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, then the Manager shall within a reasonable time repair or replace or cause to be repaired or replaced such items; provided, however, that if the repair or replacement of such item is due in whole or in part to the negligence, willful misconduct of the Provider or the Provider's failure to use the Equipment in conformity with procedures and instructions provided to it by the Manager or by the manufacturers of such Equipment, such repair or replacement shall be at the sole expense of the Provider, which shall promptly pay same or otherwise reimburse the Manager on demand therefor. No such replacement or repaired item of Equipment shall become the property of the Provider, and each item of replacement or repair shall be subject to this Agreement for all purposes.

          1.1.4 The Manager, at its cost, shall provide supplies as required by the Provider to furnish the Provider Services at the Premises. Such supplies shall be provided and paid for by the Manager.

          1.1.5 The Manager, at its cost, shall provide the Provider with the use of one or more telephone and fax numbers in connection with the provision of the Provider Services at the Premises.

          1.1.6 The Manager, at its cost, shall provide the employees listed on Schedule A-3 attached hereto.

     SECTION 1.2 APPOINTMENT OF THE MANAGER AS MANAGER AND ADMINISTRATOR. The Provider hereby appoints the Manager to be the sole and exclusive manager and administrator of the administrative functions and services associated with the Provider's provision of the Provider Services at the Premises and the Manager accepts such appointment.

     SECTION 1.3 BILLING, COLLECTION AND ACCOUNTS PAYABLE SERVICES.

          1.3.1 In the name of and on behalf of the Provider, the Manager shall be responsible for billing the Provider's Medicare patients, and for collecting from such patients the fees of the Provider for its provision of the Provider Services to such patients at the Premises. In this connection, the Provider appoints the Manager for the Term as its true and lawful attorney-in-fact for the following purposes:

               (1) To bill patients to whom the Provider has provided the Provider Services; provided, however, that the Manager, in billing third party payors, shall render such bills in accordance with all applicable rules, regulations and policies of such payors;


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               (2) To collect accounts receivable generated by billings done in the name of the Provider relating to the Provider Services provided or to be provided by the Provider, whether from patients or from third party payors on behalf of patients; provided, however, that such obligation does not encompass the institution of collection proceedings by the Manager; and

               (3) To receive payments from whatever source for the provision of the Provider Services by the Provider at the Premises.

          1.3.2 In no event shall the Manager have any control over or responsibility for the establishment or determination of the fees charged by the Provider.

          1.3.3 The Manager shall pay, in the name of and on behalf of the Provider, all bills and expenses incurred by the Provider to render the Provider Services at the Premises.

     SECTION 1.4 ADMINISTRATIVE SERVICES.

          1.4.1 The Manager, subject to the ongoing supervision and control of the Provider, shall conduct, manage, and coordinate all business and administrative aspects of the Provider's provision of the Provider Services to patients at the Premises. In connection therewith, the Manager shall supply to the Provider the ordinary, necessary, or appropriate services for the efficient provision of the Provider Services at the Premises, including, without limitation, necessary clerical, accounting, purchasing, payroll, legal, bookkeeping, banking and computer services, information management, printing, postage and duplication services and medical transcribing services.

          1.4.2 All funds collected from patients receiving Provider Services at the Premises shall be deposited in one or more bank accounts established by Provider in the name of Provider.

          1.4.3 On behalf of the Provider, which shall own same, during the Term, the Manager shall maintain all files and records relating to the provision of the Provider Services at the Premises, including, but not limited to, accounting, billing, collection and customary financial records and patient files. The Manager shall ensure that all files and records shall be located in an area on the Premises so that they are readily accessible for patient care, consistent with ordinary records management practices. The Provider shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall remain confidential. All original patient files and records shall be and remain the property of the Provider.

                                   ARTICLE 2

                           RELATIONSHIP OF THE PARTIES

     SECTION 2.1 PROVIDER SERVICES.

          2.1.1 The Provider shall be solely and exclusively in control of all aspects of the Provider Services and the delivery of medical services at the Premises. The rendition of all medical services and the supervision and


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preparation of medical reports and records shall be the sole responsibility of the Provider.

          2.1.2 The Provider shall at all times be solely responsible for the quality of the Provider Services it provides, it being agreed that the Manager shall have no responsibility or liability for such services.

          2.1.3 It is acknowledged that the Manager is not competent or authorized to engage in any activity that constitutes the practice of medicine and that nothing contained in this Agreement is intended to authorize the Manager to engage in the practice of medicine. To the extent that any act or service of the Manager under this Agreement is construed or considered to constitute the practice of medicine, the performance of such act or service by the Manager shall be deemed waived and excused.

          2.1.4 INDEPENDENT CONTRACTORS. The Provider and the Manager intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. The Provider and the Manager agree that the Provider shall retain the exclusive authority to direct the medical, professional and ethical aspects of its Provider Services. The Manager shall neither exercise control over nor interfere with the physician-patient relationships of the Provider. The Management Fee has been determined by the parties through good-faith and arm's-length bargaining to be the fair market value of the Manager Services. No amount paid or advanced hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of patients by the Manager or the Provider and any such referral of patients is expressly prohibited hereunder.

                                   ARTICLE 3

                           COMPENSATION OF THE MANAGER

     SECTION 3.1 MANAGER COMPENSATION. As full and complete compensation for the Manager Services to be rendered by the Manager hereunder, the Manager shall receive a monthly Management Fee (as hereinafter defined) payable in the manner hereinafter described. During the Term, the monthly Management Fee shall be an amount equal to the amount collected by Manager each month on behalf of Provider for services rendered by Provider to Medicare beneficiaries minus eight percent (8%) ("Management Fee"). The eight percent (8%) retention ("Retention"), if any, shall be remitted to Provider on a monthly basis on or before the tenth day of the month from collections for the previous month. Manager shall make its records available to Provider during regular business hours upon two business days' notice to verify the Management Fee and the Retention amounts payable hereunder.


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                                   ARTICLE 4

                                    INSURANCE

     SECTION 4.1 INSURANCE OBLIGATIONS OF THE MANAGER. During the Term, the Manager, at its own expense, will provide and maintain malpractice liability insurance coverage covering Manager Provider with respect to Provider Services and naming Provider as an additional named insured in the minimum amounts of $1,000,000 per incident, $3,000,000 in the aggregate, and comprehensive general liability and property insurance covering the Premises in the minimum amounts of $1,000,000 per incident, $3,000,000 in the aggregate. Certificates of insurance evidencing such policies shall be presented to the Provider within thirty (30) days after the execution of this Agreement.

                                   ARTICLE 5

                              TERM AND TERMINATION

     SECTION 5.1 THE TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate one hundred eighty (180) days later.

     SECTION 5.2 TERMINATION. In addition, this Agreement shall terminate upon the happening of any of the following events:

          5.2.1 Upon ten (10) days prior notice by either party to the other:

               (1) in the event that the other party shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a petition in bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by such party, voluntarily or involuntarily, under any federal or state law for the benefit of creditors, except for the filing of a petition in involuntary bankruptcy against such party which is dismissed within sixty (60) days thereafter; or

               (2) in the event of a breach by the other party of any of the material terms or conditions of this Agreement, which is not remedied within thirty (30) days of the date of notice of such breach to such party, if capable of being remedied or, if capable of being remedied but not within such period, such remedy has not been commenced in good faith within such period; or

               (3) in the event of a breach by Manager of the terms and conditions of the Stock Purchase Agreement and failure by Manager to cure such breach within ten (10) days of notice thereof to Manager.

     SECTION 5.3 Mutual Agreement. Upon the mutual agreement of the parties in writing.


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                                   ARTICLE 6

                                 INDEMNIFICATION

     SECTION 6.1 INDEMNIFICATION BY THE MANAGER. The Manager hereby agrees to indemnify, defend and hold the Provider and its directors, officers, shareholders, employees and agents (collectively, the "Provider Indemnified Parties") harmless from and against any and all demands, claims, actions, judgments, damages, investigations, audits, assessments, fines, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Claims") alleged by a third party or governmental body incurred by any of the Provider Indemnified Parties arising out of or resulting from the:

          6.1.1 failure of Manager to perform the Manager Services required hereunder; or

          6.1.2 the negligent performance of Manager Services required hereunder; or

          6.1.3 Manager's intentional or willful misconduct.

     SECTION 6.2 METHOD FOR ASSERTING CLAIMS. Provider will give prompt notice to Manager (the "Indemnitor") of any Claim which it discovers or of which it receives notice after the execution and delivery of this Agreement and which might give rise to a claim by it against the Indemnitor, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize the right of Provider to indemnification hereunder unless such failure shall have materially prejudiced the ability of the Indemnitor to defend such Claim.

          In case of any Claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which the Indemnitor may have liability under the indemnity agreement contained in this Article XI, the Indemnitor shall be entitled to participate therein, and, to the extent desired by it, to assume the defense thereof, and after notice from the Indemnitor to the Provider of the election so to assume the defense thereof, the Indemnitor will not be liable to the Provider for any legal or other expenses subsequently incurred by the Provider in connection with the defense thereof, other than reasonable costs of investigation, unless the Indemnitor does not actually assume the defense thereof following notice of such election. The Provider and the Indemnitor will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. If the Indemnitor actually assumes the defense of the Provider, the Provider will not make any settlement of any Claim which might give rise to liability of the Indemnitor under the indemnity agreements contained in this Article XI without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, and the Indemnitor shall not make any settlement of any Claim which would not include the unconditional release of the Provider without the prior written consent of the Provider, which consent shall not be unreasonably withheld.


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                                   ARTICLE 7

                                  MISCELLANEOUS

     SECTION 7.1 EXPENSES. The parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with entering into this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 7.2 ENTIRE AGREEMENT. This Agreement, including the Schedules and the Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter thereof and all prior agreements and understandings, both oral and written, among the parties hereto are merged in this Agreement which alone fully and completely expresses their agreement.

     SECTION 7.3 AMENDMENTS. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement.

     SECTION 7.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and to their permitted successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party.

     SECTION 7.5 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision or a regulatory agency in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Manager and the Provider shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Manager and the Provider and without substantial economic detriment to either. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section 7.5 and Section 7.6 hereof.

     SECTION 7.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar to the terms of such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 7.7 NOTICES. All notices, approvals, consents or other communications required or permitted hereunder, shall be in writing and shall be sent by certified or registered mail, return receipt requested, with postage


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prepaid, by hand delivery, or by reputable overnight courier service or overnight mail service as follows:

If to Provider:               Caprius, Inc.
                              One Parker Plaza
                              Fort Lee, NJ  07024
                              Attention: George Aaron



If to Manager:                Strax Institute, Inc.
                              4300 N. University Drive
                              Suite E200
                              Lauderhill, FL   33351

or such other person or address as either party shall specify by notice in writing to the other party. All such notices and other communications shall be deemed to have been duly given or made (a) when delivered by hand, (b) three (3) business days after being deposited in the custody of the United States Postal Service, postage prepaid, or (c) the first business day after being placed in overnight courier or mail service.

     SECTION 7.8 HEADINGS. The headings contained herein are for convenience of reference only and shall not be construed to change, modify, limit or expand the text of this Agreement.

     SECTION 7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     SECTION 7.10 CONSTRUCTION. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement shall be used interchangeably in singular or plural form; the words "this Agreement" shall mean "this Agreement and any and all schedules, exhibits or riders annexed hereto and any and all amendments, modifications and supplements hereof"; the word "consent" shall mean "consent, which shall not be unreasonably withheld or delayed"; the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. The words "include", "including", and "such as" shall each be construed as if followed by the phrase "without being limited to". The words "herein", "hereof", "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular paragraph or section hereof unless expressly so stated.

     SECTION 7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PROVIDER:                                MANAGER:


By:  /s/ George Aaron                    By: /s/ Bonnie Nelson
     -------------------------------         -------------------------------
     George Aaron, President and CEO         Bonnie Nelson, President

Name:                                    Name:
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Title:                                   Title:
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